OTHER EXHIBIT (b)


                          DREYFUS INVESTMENT PORTFOLIOS

                       Certificate of Assistant Secretary


          The undersigned, Michael S. Petrucelli, Assistant Secretary of Dreyfus Retirement Income Fund (the "Fund"), hereby certifies that set forth below is a copy of the resolution adopted by the Fund's Board authorizing the signing of the Fund's Registration Statement and all amendments and supplements thereto on behalf of the proper officers of the Fund pursuant to a power of attorney.

                       RESOLVED, that the Registration Statement and any
                  and all amendments and supplements thereto, may be signed by any one of Marie E. Connolly, Michael S.
                  Petrucelli, and Douglas C. Conroy as the attorney-in-fact for the proper officers of the Fund, with full power of substitution and resubstitution; and that the appointment of each of such persons as such attorney-in-fact hereby is authorized and approved; and that such attorneys-in-fact, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such Registration Statement and any and all amendments and supplements thereto, as fully to all intents and purposes as the officer, for whom he or she is acting as attorney-in-fact, might or could do in person.


          IN WITNESS WHEREOF, I have hereunto signed my name and affixed the Seal of the Fund on November 23, 1998.


                                              /S/ MICHAEL S. PETRUCELLI
                                              Michael S. Petrucelli
                                              Assistant Secretary


(SEAL)

                                                      OTHER EXHIBIT (c)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                 _______________________________________________

                 NOTIFICATION OF ELECTION PURSUANT TO RULE 18f-1
              UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED
                          ____________________________



                         DREYFUS RETIREMENT INCOME FUND
                            Exact Name of Registrant

                            NOTIFICATION OF ELECTION


          Dreyfus Retirement Income Fund (the "Fund"), an open-end investment company registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), hereby notifies the Commission that it elects to commit itself to pay in cash all redemptions by a shareholder of record as provided by Rule 18f-1 under the 1940 Act (the "Rule"). The Fund understands that this election is irrevocable while the Rule is in effect unless the Commission by order upon application permits the withdrawal of this Notification of Election.


                                    SIGNATURE

          Pursuant to the requirements of Rule 18f-1 under the 1940 Act, the Fund has caused this Notification of Election to be duly executed on its behalf in the City of New York and the State of New York on November 23, 1998.

                                               DREYFUS RETIREMENT INCOME FUND


                                               By:/s/ Marie E. Connolly
                                                  Marie E. Connolly
                                                  President


Attest: /s/ Michael S. Petrucelli
       Michael S. Petrucelli
       Vice President, Assistant Treasuer
       and Assistant Secretary